UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 26, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 12, 2017, Net Element, Inc. (the “Company”) filed a Current Report on Form 8-K (the “December 12th 8-K”) reporting under Item 3.02 the sales through December 12, 2017 of shares of its common stock to Cobblestone Capital Partners LLC (“Cobblestone”) in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

After the filing date of the December 12th 8-K through the filing date of this Current Report on Form 8-K, the Company has sold an aggregate of an additional 536,767 shares of common stock (the “Shares”) to Cobblestone in multiple transactions, with the sales to Cobblestone on December 26, 2017 resulting in greater than 5% of the Company’s outstanding common stock sold in unregistered transactions since the filing date of the December 12th 8-K.

The Company received total consideration of $2,683,835 for the Shares. The Shares were sold to Cobblestone under an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act and pursuant to the Common Stock Purchase Agreement (the “SPA”) with Cobblestone.

The SPA and its terms were disclosed in our Current Report on Form 8-K filed on July 7, 2017. Reflecting the issuance of the Shares, as of the filing date of this Current Report on Form 8-K, the Company had 3,355,887 shares of common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2017

NET ELEMENT, INC.

By: /s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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